EXHIBIT 3.2
                                                                     -----------


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       FOR
                             BMW FS SECURITIES LLC,
                      a Delaware limited liability company




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                                TABLE OF CONTENTS
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                                                                                                               Page
Article I -           Definitions................................................................................1

         Section 1.1........................................................................................."Act\ 1

         Section 1.2..................................................................................."Affiliate\ 1

         Section 1.3.................................................................................."Bankruptcy" 1

         Section 1.4......................................................................................"BMW FS\ 2

         Section 1.5........................................................................"Capital Contribution\ 2

         Section 1.6................................................................................."Certificate\ 2

         Section 1.7........................................................................................"Code\ 2

         Section 1.8....................................................................................."Company\ 2

         Section 1.9.........................................................................."Distributable Cash\ 2

         Section 1.10................................................................................"Fiscal Year\ 2

         Section 1.11......................................................................"Independent Directors\ 2

         Section 1.12.............................................................................."LLC Agreement\ 2

         Section 1.13............................................................................"Managing Member\ 3

         Section 1.14..............................................................."Managing Membership Interest\ 3

         Section 1.15...................................................................................."Members\ 3

         Section 1.16........................................................................"Membership Interest\ 3

         Section 1.17..............................................................."Net Profits" and "Net Losses\ 3

         Section 1.18........................................................................"Percentage Interest\ 3

         Section 1.19....................................................................."Permitted Indebtedness\ 3

         Section 1.20....................................................................................."Person\ 3

         Section 1.21........................................................................."Purchase Agreement\ 3

         Section 1.22................................................................................"Receivables\ 3

         Section 1.23.........................................................................."Receivables Corp.\ 3

         Section 1.24................................................................................"Regulations\ 4

         Section 1.25............................................................................."Special Member\ 4

         Section 1.26................................................................"Special Membership Interest\ 4

Article II -          Organizational Matters.....................................................................4

         Section 2.1....................................................................................Formation. 4


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

         Section 2.2..........................................................................................Name 4

         Section 2.3..........................................................................................Term 5

         Section 2.4.........................................Registered Office; Registered Agent; Principal Office 5

         Section 2.5............................................................................Address of Members 5

         Section 2.6............................................................................Purpose of Company 5

         Section 2.7............................................................Limited Liability Company Interest 10

Article III -         Capital Contributions.....................................................................10

         Section 3.1..................................................................Initial Capital Contribution 10

         Section 3.2..............................................................Additional Capital Contributions 10

         Section 3.3...................................................................................No Interest 10

         Section 3.4...............................................................................Capital Account 11

         Section 3.5.........................................................No Withdrawal of Capital Contribution 11

         Section 3.6......................................No Personal Liability for Return of Capital Contribution 11

         Section 3.7...........................................................Negative Balance in Capital Account 11

         Section 3.8.........................................................................................Loans 11

Article IV -          Member....................................................................................11

         Section 4.1...............................................................Admission of Additional Members 11

         Section 4.2..................................................................................Resignations 11

         Section 4.3..................................................................Transaction With the Company 12

         Section 4.4........................................................................Remuneration to Member 12

         Section 4.5.................................................................................Voting Rights 12

         Section 4.6........................................................................Meetings of the Member 12

Article V -           Management And Control Of The Company; Limited Liability..................................12

         Section 5.1...........................................................Management of the Company by Member 12

         Section 5.2..............................................Powers With Respect to Management of the Company 12

         Section 5.3.........................................................................Special Member Powers 13

         Section 5.4...................................................Performance of Duties; Liability of Members 13

         Section 5.5.............................................................................Limited Liability 13

Article VI -          Allocations Of Net Profits And Net Losses And Distributions...............................13


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page


         Section 6.1.....................................................Allocations of Net Profits and Net Losses 13

         Section 6.2..................................................................Distributions of the Company 13

         Section 6.3..........................................................................Form of Distribution 14

         Section 6.4.......................................................................Return of Distributions 14

Article VII -         Transfer Of Interests.....................................................................14

Article VIII -        Accounting, Records, Reporting By Members.................................................14

         Section 8.1.............................................................................Books and Records 14

         Section 8.2.............................................................Delivery to Member and Inspection 15

         Section 8.3.............................................................................Annual Statements 15

         Section 8.4.......................................................................................Filings 15

         Section 8.5.................................................................................Bank Accounts 15

         Section 8.6...................................................Accounting Decisions and Reliance on Others 15

         Section 8.7.................................................Tax Matters for the Company Handled by Member 16

Article IX -          Dissolution And Winding-Up................................................................16

         Section 9.1...................................................................................Dissolution 16

         Section 9.2....................................................................................Winding-Up 16

         Section 9.3..............................................Order of Payment of Liabilities Upon Dissolution 17

         Section 9.4........................................................................No Deficit Restoration 17

         Section 9.5...................................................................Certificate of Cancellation 17

         Section 9.6.....................................................................No Action for Dissolution 17

Article X -           Indemnification...........................................................................17

         Section 10.1..............................................................................Indemnification 17

Article XI -          Miscellaneous.............................................................................18

         Section 11.1...........................................................................Complete Agreement 18

         Section 11.2...............................................................................Binding Effect 18

         Section 11.3..........................................................................Parties in Interest 18

         Section 11.4...............................................................Pronouns; Statutory References 18

         Section 11.5.....................................................................................Headings 18

         Section 11.6.............................................................References to this LLC Agreement 18


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page


         Section 11.7.................................................................................Severability 19

         Section 11.8................................................................Additional Documents and Acts 19

         Section 11.9......................................................................................Notices 19

         Section 11.10..................................................................................Amendments 19

         Section 11.11.......................................................................Multiple Counterparts 19

         Section 11.12.........................................................................Remedies Cumulative 19

         Section 11.13...............................................................................Choice of Law 19

         Section 11.14...............................................................Federal Income Tax Allocation 19

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       FOR
                             BMW FS SECURITIES LLC,
                      a Delaware limited liability company

                  This Limited Liability Company Agreement is made as of and is effective the __ day of , 2001 ("LLC Agreement"), by BMW Financial Services NA, LLC, a Delaware limited liability company ("BMW FS"), as the primary member and BMW FS Receivables Corporation, a Delaware Corporation ("Receivables Corp."), as the second member with reference to the following:

                                    RECITALS
                                    --------

                  A. The Certificate of Formation for BMW FS Securities LLC (the "Company") was filed on February 27, 2001, with the Delaware Secretary of State.

                  B. BMW FS and Receivables Corp. now desire to adopt and approve a Limited Liability Company Agreement for the Company.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, BMW FS and Receivables Corp., adopt and approve the LLC Agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this LLC Agreement.

                            Article I - Definitions
                            -----------------------

                  When used in this LLC Agreement, the following terms shall have the meanings set forth below (terms used in this LLC Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this LLC Agreement or in Section 18-101 of the Act, as defined below):

                  Section 1.1 "Act" shall mean the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et. seq.), as the same may be amended from time to time.

                  Section 1.2 "Affiliate" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                  Section 1.3 "Bankruptcy"means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency


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proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents or to acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

                  Section 1.4 "BMW FS" means BMW Financial Services NA, LLC, a Delaware limited liability company.

                  Section 1.5 "Capital Contribution" shall mean the total of cash and other assets contributed to the Company by the Managing Member.

                  Section 1.6 "Certificate" shall mean the Certificate of Formation of the Company, filed with the Delaware Secretary of State on February 27, 2001 (which is hereby ratified and approved in all respects), as amended from time to time.

                  Section 1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

                  Section 1.8 "Company" shall mean BMW FS Securities LLC, a Delaware limited liability company.

                  Section 1.9 "Distributable Cash" shall mean the amount of cash which the Managing Member deems available for distribution, taking into account all the Company's debts, liabilities, and obligations then due (including, without limitation, any agreement to purchase or sell Receivables) and amounts necessary to place into reserves for customary and usual claims with respect to the Company's business.

                  Section 1.10 "Fiscal Year" shall mean the Company's fiscal year, which shall end on December 31st of each year.

                  Section 1.11 "Independent Directors" shall have the meaning set forth in Section 2.6(c) hereof.

                  Section 1.12 "LLC Agreement" shall mean this Limited Liability Company Agreement dated as of __, 2001, for BMW FS Securities LLC, as originally executed and as amended from time to time.



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                  Section 1.13 "Managing Member" shall mean BMW FS in its
capacity as a member of the Company or any other Person that succeeds BMW FS in that capacity, who is hereby appointed and designated as sole "manager" within the meaning of the Act.

                  Section 1.14 "Managing Membership Interest" shall mean all of the Managing Member's right, title and interest in, to and against the Company (including its limited liability company interest in the Company), including rights to Distributable Cash of the Company and all other rights of the Managing Member to participate in the business, affairs and management of the Company, including without limitation, the right to vote on or grant consent or approval with respect to matters coming before the Company.

                  Section 1.15 "Members" shall mean the Managing Member and the Special Member.

                  Section 1.16 "Membership Interest" shall mean the Special Membership Interest and the Managing Membership Interest.

                  Section 1.17 "Net Profits" and "Net Losses" shall mean the net profits and net losses of the Company for a period (or from a transaction) as determined in accordance with generally accepted accounting principles, consistently applied.

                  Section 1.18 "Percentage Interest" shall mean the limited liability company interest in the Company expressed as a percentage of the total limited liability company interests outstanding. The Percentage Interest of the Managing Member is 100.0%. The Percentage Interest of the Special Member is 0.0%.

                  Section 1.19 "Permitted Indebtedness" shall mean the indebtedness permitted under Section 2.6(b)(iv) hereof.

                  Section 1.20 "Person" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

                  Section 1.21 "Purchase Agreement" shall mean any purchase agreement entered into by the Company with respect to the purchase of Receivables.

                  Section 1.22 "Receivables" shall have the meaning set forth in
Section 2.6(a)(i) hereof.

                  Section 1.23 "Receivables Corp." shall mean BMW FS Receivables Corporation, a Delaware corporation.



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                  Section 1.24 "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as formal or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

                  Section 1.25 "Special Member" shall mean Receivables Corp. in its capacity as a member of the Company or any other Person that succeeds Receivables Corp. in that capacity.

                  Section 1.26 "Special Membership Interest" shall mean the Special Member's limited right to manage the Company with respect to voting on the certain matters specified in Section 2.6(d) hereof and the limited right to manage the Company in the event the Managing Member is the subject of a bankruptcy proceeding and is incapable of carrying out its management responsibilities hereunder. The Special Member has no right to any distributions hereunder and has no economic interest in the Company.

                      Article II - Organizational Matters
                      -----------------------------------

                  Section 2.1 Formation. Pursuant to the Act, BMW FS and Norbert Mayer, as an authorized person within the meaning of the Act, formed a limited liability company under the laws of the State of Delaware by filing the Certificate with the Delaware Secretary of State and otherwise complying with the requirements of the Act for the formation of limited liability companies. Upon the filing of the Certificate, Norbert Mayer's powers as an authorized person ceased. The filing of the Certificate of the Company with the Delaware Secretary of State is hereby ratified and approved in all respects. BMW FS and Receivables Corp. (and any successors thereto as Members) are each hereby designated an authorized person, within the meaning of the Act, to execute, deliver and file with the Delaware Secretary of State any amendments and/or restatements of the Certificate of the Company. Without the need for the consent of any Person, BMW FS is hereby admitted to the Company as the Managing Member of the Company and Receivables Corp. is hereby admitted to the Company as the Special Member of the Company. The rights and liabilities of each Member shall be determined pursuant to the Act and this LLC Agreement. To the extent that the rights or obligations of each Member are different by reason of any provision of this LLC Agreement than they would be in the absence of such provision, this LLC Agreement shall control, to the extent permitted by the Act.

                  Section 2.2 Name. The name of the Company shall be "BMW FS Securities LLC". The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing Member deems appropriate or advisable. The Managing Member shall qualify the Company to do business in New Jersey and shall file any qualification instruments and fictitious name certificates and similar filings, and any amendments thereto, as necessary to qualify the Company to conduct business in the State of New Jersey or which the Managing Member otherwise considers appropriate or advisable in accordance with Article 5 of this LLC Agreement.



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                  Section 2.3 Term. The term of the Company shall commence from the date as set forth in the introductory paragraph and shall continue until dissolution of the Company, as hereinafter provided.

                  Section 2.4 Registered Office; Registered Agent; Principal Office. The Company shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. At the time of its formation, the registered office and registered agent of the Company in Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. In addition, the Company shall maintain its principal office at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, or at such other place as the Managing Member may determine. The registered office, registered agent and principal office of the Company may be changed at any time and from time to time by the Managing Member.

                  Section 2.5 Address of Members. The address of BMW FS as the initial Managing Member as of the date of this LLC Agreement is 300 Chestnut Ridge Road, Woodcliff, New Jersey 07677, Attention: General Counsel. The address of Receivables Corp. as the initial Special Member as of the date of this LLC Agreement is 300 Chestnut Ridge Road, Woodcliff, New Jersey 07677, Attention General Counsel. Any successor Member who is admitted shall notify BMW FS, Receivables Corp. and the Company of its address upon admission as a member of the Company. Each Member shall provide notice of a change in its address to the Managing Member and the Company.

                  Section 2.6 Purpose of Company.

                        (a) The nature of the business or purposes to be conducted or promoted by the Company is to engage solely in the following activities:

                              (i) to acquire from time to time all right, title
and interest in and to receivables or leases arising out of or relating to the financing, sale or lease of new or used motor vehicles or industrial equipment, including automobiles, sports utility vehicles, light and heavy duty trucks, motorcycles and recreational vehicles, monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, "Receivables");

                              (ii) to acquire, own, hold, service, sell, assign,
pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicle or equipment dealers or lessors or other obligors, originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

                              (iii) to transfer Receivables to corporations,
trusts (the "Trusts") or other entities (each a "Transferee") pursuant to one or more receivables purchase agreements, pooling and servicing agreements, sale and servicing agreements or other agreements (the "Agreements") to be entered into


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by and among, among others, the Company, the Transferee named therein and any entity acting as collection agent or servicer of the Receivables;

                              (iv) to sell Receivables to, or to finance
ownership of Receivables through, one or more Transferees established to fund the transfer of Receivables through the issuance of commercial paper notes (such Transferee's commercial paper notes issued to fund such Receivables, the "Commercial Paper") pursuant to one or more Agreements to be entered into by and among, among others, the Company, such Transferee and any entity acting as collection agent or servicer of the Receivables;

                              (v) to authorize, sell and deliver, or to
participate in the issuance and sale of, any class of certificates or other securities (collectively, the "Certificates") issued by a Trust or other Transferee under the related Agreements;

                              (vi) to acquire certificates or other interests
(including special units of beneficial interest) issued by one or more trusts owning (or established to acquire) Receivables directly or indirectly;

                              (vii) to issue, sell, authorize and deliver, or to
participate in the issuance and sale of, one or more series and classes of bonds, notes or other evidence of indebtedness secured or collateralized by one or more pools of Receivables or by certificates of any class issued by one or more trusts including certificates of any class issued by a trust established, or interests in which are acquired, by BMW FS or Receivables Corp. (collectively, the "Notes");

                              (viii) to hold and enjoy all of the rights and
privileges of any Certificates issued by the Trusts to the Company under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, or Certificates, including any class of Notes or Certificates which may be subordinate to any other class of Notes or Certificates, respectively;

                              (ix) to perform its obligations under the
Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Certificates or Notes are issued; and

                              (x) transact any and all lawful business that is
reasonably necessary, proper or incidental or convenient to the conduct, promotion or attainment or for the furtherance of the purposes, activities and businesses described in this Section 2.6(a) and for the protection of the Company. In furtherance of such purposes, the Company shall have the power, and is hereby authorized to buy and sell Receivables.

                        (b) Notwithstanding any other provision of this LLC Agreement to the contrary, and any provision of law that otherwise so empowers the Company, the Company shall not do any of the following:



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                              (i) own any asset or property other than (A) the
Receivables, and (B) incidental personal and intangible property relating to the ownership of the Receivables;

                              (ii) engage in any business other than those set
forth in subsection (a) above;

                              (iii) enter into any contract or agreement with
any Affiliate of the Company, any constituent party of the Company, or any Affiliate of any constituent party, except in the ordinary course of business and upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties;

                              (iv) incur any indebtedness, or assume or
guarantee any indebtedness of any other entity, secured or unsecured, direct or indirect, absolute or contingent other than (A) any indebtedness incurred in connection with any Commercial Paper, Certificates or Notes, and (B) any indebtedness to BMW FS or any Affiliate thereof incurred in connection with the acquisition of Receivables, which indebtedness shall be subordinated to all other obligations of the Company and shall be nonrecourse debt of the Company, except with respect to proceeds of the Receivables in excess of such proceeds necessary to pay all obligations in relation to the Commercial Paper, Certificates or Notes ("Excess Proceeds"), and shall not constitute a claim against the Company to the extent that Excess Proceeds are insufficient to pay such indebtedness (provided that such indebtedness is also expressly authorized by the Special Member, including all of its Independent Directors), or endeavor to obtain credit or incur any other obligations (other than with respect to Receivables) to any Person based on the assets of any Person other than itself or pledge its assets for the benefit of any other Person; or fail to correct promptly any known misunderstanding with respect to the foregoing;

                              (v) become insolvent or not pay its debts and
liabilities (including operating expenses, employment and overhead expenses) from its assets as the same shall become due;

                              (vi) fail to do or cause to be done all things
necessary to observe organizational formalities and preserve its existence, or amend, modify, or otherwise change the organizational documents of the Company without the prior written authorization of all its Members, including that of all the Independent Directors of the Special Member;

                              (vii) fail to maintain all of its books, records,
and bank accounts separate from those of its Affiliates and any constituent party or fail to prepare separate financial statements (even if consolidated financial statements are also prepared) audited by independent certified public accountants, and file its own tax returns (except to the extent consolidation is required as a matter of law);

                              (viii) fail to hold itself out to the public as a
legal entity separate and distinct from any other Person (including any of its


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

Affiliates, any of its constituent parties, or any Affiliate of any constituent party), fail to conduct business in its own name or fail to maintain and utilize separate invoices and checks;

                              (ix) fail to maintain adequate capital, taking
into account anticipated excess interest income on assets over interest expense in liabilities, in light of its contemplated business purpose;

                              (x) commingle or pool Company funds and assets
with those of any other Person;

                              (xi) fail to maintain its assets in such a manner
that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person;

                              (xii) hold itself out to be responsible for or
guaranty the debts or obligations of any other Person;

                              (xiii) seek to merge into or consolidate with any
Person or, subject to Section 9.1 hereof, dissolve (in whole or in part), wind up (in whole or in part), terminate, convert to a different form of business association (or otherwise change its legal structure) including, but not limited to, transfer of the limited liability company interests of any Member, in whole or in part, or liquidate (in whole or in part), transfer or otherwise dispose of all or substantially all of its assets, unless:

                              (A) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Company, including those obligations of the Company under any Agreement and any Indenture, and has a certificate of incorporation, limited liability company agreement or other controlling document containing provisions identical to the provision of this Section 2.6; and

                              (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Company or any agreements relating to such indebtedness; and

                              (C) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company agrees that (i) it shall maintain its funds or assets as identifiable and not commingle its funds or assets with those of any direct or ultimate parent of such entity and pay from its assets all obligations and indebtedness of any kind incurred by it, (ii) it shall maintain separate bank accounts, company records and books of account from those of any direct or ultimate parent of such entity and (iii) the business affairs of such entity will be managed by or under the direction of its Board of Directors, Managing Board, Managing Member, or other governing board and it will


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         conduct its business from an office separate from any direct or ultimate parent of such entity; and

                              (D) the organizational and constituent documents and the surviving entity's organizational documents continue to have provisions identical to the provisions of this Section 2.6;

                              (xiv) file or consent to the filing of any
petition, either voluntary or involuntary, for insolvency, bankruptcy, liquidation, receivership, or reorganization under any laws or regulations, or make an assignment for the benefit of creditors or, except as required by law, admit in writing its inability to pay its debts as they come due, except as contemplated by Section 2.6(d) of this LLC Agreement;

                              (xv) take any action that could reasonably be
expected to cause the Company to be treated as an association taxable as a corporation for federal, state or local tax purposes, or

                              (xvi) fail to fairly allocate and apportion any
overhead (including costs of office space, utilities and routine services) or other expenses (including employee salaries and benefits) shared between the Company and any other Person.

                  Failure of the Company to comply with any of the foregoing restrictions shall not affect the status of the Company as a separate legal entity or adversely affect the limited liability of a Member.

                        (c) The Special Member of the Company shall at all times, except as noted hereafter, cause there to be at least one duly appointed director of its Board of Directors who is an independent director (an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Company; (ii) a person related to any officer or director of any affiliate of the Company; (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Company; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Company; and in the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors, provided, however, that the Board of Directors shall not vote on any matter unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors.

                        (d) Notwithstanding any other provision of this LLC Agreement or the Certificate or of law that otherwise so empowers the Company, the Company shall not, without the unanimous affirmative vote of all of the Members, which vote must include the vote of all of the Independent Directors of the Special Member, take any of the following actions: (i) to the fullest extent permitted by law, the dissolution, winding up, liquidation, consolidation, conversion to another form of business association, or change in the legal


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structure of the Company including, but not limited to, transfer of the limited liability company interests of any Member in whole or in part, or the merger of the Company; (ii) the engagement by Company in any business other than as specified in Section 2.6(a); or (iii) the amendment or modification of this
Section 2.6. Notwithstanding another provision of this LLC Agreement or the Certificate or of law that otherwise so empowers the Company, the Company shall not, without the unanimous affirmative vote of all of the Members, which vote must include the vote of all of the Independent Directors of the Special Member, take any of the following actions: (A) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or except as required by law, admit in writing its inability to pay its debts generally as they become due, or take Company action in furtherance of any such action; or (B) the material amendment or modification of any provision of this LLC Agreement (other than this Section 2.6, amendment of which by the Company is prohibited by the prior sentence of this Section 2.6(d)) or the Certificate; and any purported action of the Company which violates this sentence shall be void ab initio and of no force or effect.

                        (e) The Company shall have no liabilities, contingent or otherwise, other than the Permitted Indebtedness.

                  Section 2.7 Limited Liability Company Interest. BMW FS shall, on the execution hereof, sell, transfer or contribute to the Company from time to time all its right, title and interest in and to a pool of Receivables and related assets in a related Purchase Agreement (a "Transaction"). BMW FS will represent, warrant and covenant in each Purchase Agreement to the Company that the Receivable sold thereby will be free and clear of all liens and encumbrances, except for those which constitute Permitted Indebtedness and that the sale, transfer or contribution of the Receivables and related assets and the consummation of the transactions contemplated by this LLC Agreement and the related Purchase Agreement were duly authorized.

                      Article III - Capital Contributions
                      -----------------------------------

                  Section 3.1 Initial Capital Contribution. The Managing Member shall, on the execution hereof, contribute $100.00 to the Company. The Managing Member shall execute any additional assignments and documents necessary to evidence the foregoing assignment to Company.

                  Section 3.2 Additional Capital Contributions. The Managing Member may contribute additional capital to the Company in such amounts and at such times as Managing Member shall determine in its sole and absolute discretion.

                  Section 3.3 No Interest. The Managing Member shall not be entitled to receive interest on any Capital Contributions.

                  Section 3.4 Capital Account. The Company shall establish and maintain a capital account for the Managing Member to which it shall credit the amount of its Capital Contributions and Net Profits of the Company from time to time and to which it shall charge the Managing Member's share of distributions and Net Losses. The initial capital account of the Managing Member shall be equal to $100.00.

                  Section 3.5 No Withdrawal of Capital Contribution. Except as otherwise provided in this LLC Agreement, the Managing Member shall not withdraw any Capital Contributions without the consent of all the Members. The Managing Member shall not receive any drawing with respect to its Capital Contributions except as otherwise provided in this LLC Agreement.

                  Section 3.6 No Personal Liability for Return of Capital Contribution. Notwithstanding anything to the contrary contained herein, no Member shall be personally liable for the return of Capital Contributions or the return of any additions to the capital accounts of the other Members or the return of any portion of such Capital Contributions or capital account, it being expressly agreed that any return of Capital Contributions as may be made at any time, or from time to time, shall be made solely from the assets of the Company and only in accordance with the term hereof.

                  Section 3.7 Negative Balance in Capital Account. Except as may be required by law, at no time during the term of the Company, or upon the dissolution or liquidation thereof, shall the Managing Member have any obligation to the Company or any other Member to restore any negative balance in its capital account.

                  Section 3.8 Loans. The Managing Member may, but shall not be required to, make loans to the Company and in respect of such loans shall be treated as a creditor of the Company. Such loans shall be repaid as and when the Company has funds available therefor, and such loans and interest thereon (at rates to be agreed upon by the Managing Member and the Company) shall constitute obligations of the Company. Any such loan shall not increase the Managing Member's capital account, entitle the Managing Member to any increase in its share of the Net Profits or to any greater proportion of Net Losses which the Company may sustain.

                              Article IV - Member
                              -------------------

                  Section 4.1 Admission of Additional Members. No additional members shall be admitted to the Company without the unanimous agreement of all the Members, it being the intent of the Members that the Company shall at all times be a two member limited liability company. Without the need for the consent of any Person, upon a transfer of the limited liability company interest in accordance with this LLC Agreement the transferee shall be deemed admitted as a member of the Company upon the effective date of, and immediately prior to, such transfer.

                  Section 4.2 Resignations. The Members shall not resign as the members of the Company.

                  Section 4.3 Transaction With the Company. Subject to any limitations set forth in this LLC Agreement, including without limitation,
Section 2.6 hereof, the Managing Member may lend money to, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company. Subject to this LLC Agreement and applicable law, the Managing Member has the same rights and obligations with respect to any transaction with Company as a person or entity who is not a member or manager.

                  Section 4.4 Remuneration to Member. Except as otherwise authorized in or pursuant to this LLC Agreement, the Members are not entitled to remuneration for acting on Company business.

                  Section 4.5 Voting Rights. Except as expressly modified in this LLC Agreement, each Member shall have the voting, approval and consent rights provided in the Act.

                  Section 4.6 Meetings of the Member. No annual or regular meeting of the Members is required.

      Article V - Management And Control Of The Company; Limited Liability
      --------------------------------------------------------------------

                  Section 5.1 Management of the Company by Member. The business, property and affairs of the Company shall be managed solely by or under the direction of the Managing Member and all powers of the Company shall be exercised by or under the direction of Managing Member, except only for the powers which require the vote of the Special Member under this Article 5. The Managing Member shall conduct the affairs of the Company in the best interest of the Company and the Members, including the safekeeping and use of all Company funds for the benefit of the Company and the Members.

                  Section 5.2 Powers With Respect to Management of the Company. Subject to the limitations set forth in Section 2.6 and in Section 5.3 or expressly provided elsewhere in this LLC Agreement, the Managing Member shall have all necessary powers to manage and carry out the management of the Company and the power to sign contracts and obligations on behalf of the Company, including without limitation, the power to exercise on behalf and in the name of the Company all of the powers of a manager described in the Act. The Managing Member, in its capacity as a manager of the Company, has the authority to bind the Company. Except as otherwise provided herein, the Special Member, in its capacity as a member of the Company, does not have the authority to bind the Company. Notwithstanding any other provision of this LLC Agreement, the Company, and the Managing Member on behalf of the Company, may execute, enter into and perform such agreements as are necessary to carry out the purposes of the Company without any further act, vote or approval.

                  Section 5.3 Special Member Powers. Subject to the terms of the Act and as otherwise provided under this Section 5, the Company shall be managed by the Special Member to the extent, and only to the extent, of the matters described in Section 2.6(d) hereof, and any action taken by the Special Member to approve or ratify any action described in Section 2.6(d) shall require the unanimous approval of all the Members (including all the Independent Directors of the Special Member). The Special Member is hereby designated as a manager within the meaning of the Act but shall have only the rights and powers as are set forth in this Section 5.3 and shall not have the authority to bind the Company.

                  Section 5.4 Performance of Duties; Liability of Members. Neither the Managing Member nor the Special Member shall be liable to Company for any loss or damage sustained by Company, unless the loss or damage shall have been the result of an act performed, or omitted to be performed, in bad faith or with gross negligence or willful misconduct by the Managing Member or by the Special Member, as the case may be. To the extent that, at law or in equity, the Managing Member or the Special Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the other Member, the Managing Member and the Special Member acting under this LLC Agreement shall not be liable to the Company or to the other Member for its good faith reliance on the provisions of this LLC Agreement. The provisions of this LLC Agreement, to the extent that they restrict the duties and liabilities of the Managing Member or the Special Member otherwise existing at law or in equity, are agreed by the parties hereto to replace, to the fullest extent permitted by law, such other duties and liabilities of the Managing Member and the Special Member.

                  Section 5.5 Limited Liability. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Managing Member nor the Special Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a manager or member of the Company.

    Article VI - Allocations Of Net Profits And Net Losses And Distributions
    ------------------------------------------------------------------------

                  Section 6.1 Allocations of Net Profits and Net Losses. Net Profits and Net Losses shall be allocated solely to the Managing Members as the holder of 100% of the Percentage Interest.

                  Section 6.2 Distributions of the Company. Distributable Cash shall be distributed solely to the Managing Member. All such distributions shall be made only to the Person who, according to the books and records of the Company, is the holder of record of the Managing Membership Interest in respect of which such distributions are made on the actual date of distribution. Notwithstanding any provision to the contrary contained in this LLC Agreement, the Company shall not make a distribution which would violate the Act or other applicable law. Neither the Company nor the Managing Member shall incur any liability for making distributions in good faith in accordance with Section 2.6 and this Section 6.2.

                  Section 6.3 Form of Distribution. The Managing Member has no right to demand and receive any distribution from the Company in any form other than money. Except upon a dissolution and winding-up of the Company, the

Managing Member may not be compelled to accept from the Company a distribution of any asset in kind.

                  Section 6.4 Return of Distributions. Except for distributions made in violation of the Act, other applicable law, or this LLC Agreement, the Managing Member shall not be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by the Managing Member or paid by the Managing Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Managing Member.

                      Article VII - Transfer Of Interests
                      -----------------------------------

                  Subject to Section 2.6, the Members shall not be entitled to directly or indirectly transfer, assign, convey, sell, encumber or in any way alienate all or any part of their Membership Interest (a "Transfer"). To the fullest extent permitted by law, transfers in violation of this Article 7 shall be null and void ab initio.

            Article VIII - Accounting, Records, Reporting By Members
            --------------------------------------------------------

                  Section 8.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles or such other commonly accepted accounting methods, consistently applied, as may be selected by the Managing Member from time to time. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

                  (1) Members. A record of the full name and last known business address of each Member, together with the capital account, Capital Contributions, and Percentage Interest of such Member;

                  (2) Certificate. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

                  (3) Tax Returns. Copies of the Company's federal, state, and local income tax or information returns and reports, if any;

                  (4) LLC Agreement. A copy of this LLC Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this LLC Agreement or any amendments thereto have been executed;

                  (5) Financial Statements. Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years (but if for less than six (6) years, then for the number of Fiscal Years the Company has been in existence); and

                  (6) Books and Records. The Company's books and records as they relate to the affairs of the Company (including, without limitation, accounting records, leases, contracts and other agreements) for at least the current and past six (6) Fiscal Years (but if for less than six (6) years, then for the number of Fiscal Years the Company has been in existence).

                  Section 8.2 Delivery to Member and Inspection. Each Member has the right to inspect and copy during normal business hours any of the Company records described in Sections 8.1(1) through (6).

                  Section 8.3 Annual Statements. The Managing Member shall cause to be prepared at least annually, at the Company's expense, information necessary for the preparation of each Member's federal and state income tax returns. Within ninety (90) days after the end of each Fiscal Year, such information as is necessary to complete federal and state income tax or information returns shall be made available to each Member, and a copy of the Company's federal, state, and local income tax or information returns, if any, for that year.

                  Section 8.4 Filings. The Managing Member, at the Company's expense, shall cause the income tax and information returns, if any, for the Company to be prepared and timely filed with the appropriate authorities. The Managing Member, at the Company's expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to or restatements of the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

                  Section 8.5 Bank Accounts. Subject to the requirements under
Section 2.6 of this LLC Agreement, the Managing Member shall maintain the funds of the Company in one or more separate bank accounts.

                  Section 8.6 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member. The Managing Member may rely upon the advice of its accountants as to whether such decisions are in accordance with generally accepted accounting principles or other accounting methods appropriate for the Company and authorized hereby.

                  Section 8.7 Tax Matters for the Company Handled by Member. The Managing Member shall from time to time cause the Company to make such tax elections, if any, as it deems to be in the best interests of the Company and the Members. The Managing Member shall be the "Tax Matters Partner" as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Managing Member shall oversee the Company tax affairs in the overall best interests of the Company and the Members.

                    Article IX - Dissolution And Winding-Up
                    ---------------------------------------

                  Section 9.1 Dissolution

                        (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued in a manner permitted by this LLC Agreement or the Act, (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (iii) the unanimous written consent of the Members subject to Section 2.6(d). Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

                        (b) Notwithstanding any other provision of this LLC Agreement, the Bankruptcy of a Member (including the Special Member) shall not cause such Member (including the Special Member) to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  Section 9.2 Winding-Up. Upon the dissolution of the Company, the Company shall continue solely for the purpose of winding-up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managing Member shall be responsible for overseeing the winding-up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed (as provided in Section 9.3 hereof), and if sold (as promptly as is consistent with obtaining the fair market value thereof) shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.3 hereof.

                  Section 9.3 Order of Payment of Liabilities Upon Dissolution. Upon dissolution, the assets of the Company shall be liquidated, and the proceeds from such liquidation shall be allocated and distributed in the following order of priority:

                        (a) First, to the satisfaction of creditors of the Company, including the Managing Member if a creditor, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

                        (b) Second, to the satisfaction of all debts, liabilities and other obligations owed to the Managing Member and not paid pursuant to clause (a) above (whether by payment or the making of reasonable provision for payment thereof); and

                        (c) The balance to the Managing Member.

                  Section 9.4 No Deficit Restoration. If, upon liquidation, the Managing Member has a deficit balance in its capital account, after taking into account all capital account adjustments for the Company's Fiscal Year during which liquidation occurs, neither the Managing Member nor the Special Member shall have any obligation to contribute cash to the capital of the Company to restore such deficit balance.

                  Section 9.5 Certificate of Cancellation. The Managing Member shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate upon completion of the winding-up of the affairs of the Company to terminate the Company. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

                  Section 9.6 No Action for Dissolution. To the fullest extent permitted by law, neither the Managing Member nor the Special Member shall take any voluntary action that directly or indirectly causes a dissolution of the Company. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if the Members should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 9.1.

                  This LLC Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Membership Interests. Accordingly, to the fullest extent permitted by law, each Member hereby waives and renounces its right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company (including, but not limited to, any right which any Member may have under Section 18-802 of the Act).

                          Article X - Indemnification
                          ---------------------------

                  Section 10.1 Indemnification. The Company shall defend, indemnify and save harmless each Member (including in its capacity as Managing Member or Special Member) from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees ("Claims") sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by this LLC Agreement, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, to the extent of available funds, otherwise it shall be subordinated. Such indemnity shall not be construed to limit or diminish the coverage of each Member under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this LLC Agreement.

                           Article XI - Miscellaneous
                           --------------------------

                  Section 11.1 Complete Agreement. This LLC Agreement and the Certificate constitute the complete and exclusive statement of agreement of the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by the Members. No representation, statement, condition or warranty not contained in this LLC Agreement or the Certificate will be binding on any Member or has any force or effect whatsoever.

                  Section 11.2 Binding Effect. Subject to the provisions of this LLC Agreement relating to transferability, this LLC Agreement will be binding upon and inure to the benefit of each Member, and its respective successors and assigns.

                  Section 11.3 Parties in Interest. Except as expressly provided in the Act or in this LLC Agreement, nothing in this LLC Agreement shall confer any rights or remedies under or by reason of this LLC Agreement on any Person other than each Member and its successors and assigns nor shall anything in this LLC Agreement relieve or discharge the obligation or liability of any third Person to the Company or any party to this LLC Agreement, nor shall any provision hereof give any third Person any right of subrogation or action over or against Company or any party to this LLC Agreement.

                  Section 11.4 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

                  Section 11.5 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this LLC Agreement.

                  Section 11.6 References to this LLC Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this LLC Agreement unless otherwise expressly stated.

                  Section 11.7 Severability. If any provision of this LLC Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this LLC Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

                  Section 11.8 Additional Documents and Acts. The Members agree to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this LLC Agreement and the transactions contemplated hereby.

                  Section 11.9 Notices. Any notice which the Company or the Managing Member or Special Member is required or may desire to give the others shall be in writing and may be personally delivered or given by United States registered or certified mail, return receipt requested, addressed as provided under Section 2.5 above (subject to the right of such Person to designate a different address for itself by notice similarly given). Any notice so given by United States mail shall be deemed to have been given on the third day after the same is deposited in the United States mail as a registered or certified matter, return receipt requested, addressed as above provided, with postage thereon fully prepaid. Any notice not given by registered or certified mail as aforesaid shall be deemed to be given upon actual receipt of the same by the Person to whom the same is to be given, provided that the refusal by such Person to receive any such notice shall be deemed such Person's receipt of the same.

                  Section 11.10 Amendments. Subject to Section 2.6, all amendments to this LLC Agreement will be in writing and signed by all of the Members.

                  Section 11.11 Multiple Counterparts. This LLC Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 11.12 Remedies Cumulative. The remedies under this LLC Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

                  Section 11.13 Choice of Law. This LLC Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                  Section 11.14 Federal Income Tax Allocation. It is the intention of the parties hereto that, for federal income tax purposes, the Company shall be disregarded as an entity apart from the Managing Member, as long as the Managing Member is the holder of all the beneficial interest in the Company for federal income tax purposes, or treated as a partnership if the Managing Member is not the holder of all the beneficial interest in the Company for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Managing Member will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Company as a division of the Managing Member, or as a partnership, as the case may be, for such tax purposes.

                  For so long as the Managing Member's Percentage Interest is 100%, the Company shall be disregarded as an entity separate from the Managing Member for federal income tax purposes and all net income of the Company for any month as determined solely for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Managing Member and treated in the same manner as if the Company were a division or branch of the Managing Member.

                  IN WITNESS WHEREOF, each Member has executed this LLC Agreement, effective as of the date first written above.

                                            BMW FINANCIAL SERVICES NA, LLC


                                            By:________________________
                                                    Name:
                                                    Title:



                                            By:________________________
                                                    Name:
                                                    Title:



                                            BMW FS RECEIVABLES CORPORATION


                                            By:_________________________
                                                    Name:
                                                    Title:



                                            By:________________________
                                                    Name:
                                                    Title: